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                                                                    EXHIBIT a(2)


                                 FIRST AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              AIM INVESTMENT FUNDS


         THIS FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT FUNDS (the "Amendment") is entered into as of the 8th day of September, 1998, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham, Arthur C. Patterson and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Funds entered into as of May 7, 1998, (the "Agreement").

         WHEREAS, Sections 2.3 and 9.7 of the Agreement empower the Trustees without Shareholder action to amend the Agreement in order to change the designations of the Portfolios; and

         WHEREAS, the Trustees on August 12, 1998 approved amending the Agreement to change certain designations of the Portfolios as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted as to read in its entirety as follows:

                                   "SCHEDULE A

         AIM Investment Funds shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B and Advisor Class):

                           AIM Developing Markets Fund
                            AIM Emerging Markets Fund
                         AIM Global Growth & Income Fund
                         AIM Latin American Growth Fund
                 AIM Global Consumer Products and Services Fund
                       AIM Global Financial Services Fund
                           AIM Global Health Care Fund
                         AIM Global Infrastructure Fund
                            AIM Global Resources Fund
                       AIM Global Telecommunications Fund
                        AIM Global Government Income Fund
                         AIM Emerging Markets Debt Fund
                            AIM Strategic Income Fund
Dated: September 8, 1998"


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         3. Except for the above change in Schedule A to the Agreement, the
Agreement shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this First Amendment to Agreement and Declaration of Trust of AIM Investment Funds as of the day first above written.



/s/ C. DEREK ANDERSON                             /s/ ROBERT H. GRAHAM
------------------------------                    -----------------------------
C. Derek Anderson, Trustee                        Robert H. Graham, Trustee




/s/ FRANK S. BAYLEY                               /s/ ARTHUR C. PATTERSON
------------------------------                    -----------------------------
Frank S. Bayley, Trustee                          Arthur C. Patterson, Trustee


                            /s/ RUTH H. QUIGLEY
                            ------------------------
                            Ruth H. Quigley, Trustee




                         [THIS IS THE SIGNATURE PAGE FOR
            THE FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                            OF AIM INVESTMENT FUNDS]